BYLAWS
OF

PERFICIENT, INC.,

A DELAWARE CORPORATION

(Amended on November 5, 2007)

i

ARTICLE V OFFICERS	10

SECTION 5.1 Officers Designated	10
SECTION 5.2 Tenure and Duties of Officers	10
(a) General	10
(b) Chairman of the Board	10
(c) Vice Chairman of the Board	10
(d) Chief Executive and Chief Operating Officers	11
(e) President	11
(f) Vice Presidents	11
(g) Secretary	11
(h) Assistant Secretaries	12
(i) Treasurer	12
(j) Assistant Treasurers	12
SECTION 5.3 Delegation of Authority	12
SECTION 5.4 Resignations	12
SECTION 5.5 Removal	13

ARTICLE VI EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES
OWNED BY THE CORPORATION	13

SECTION 6.1 Execution of Corporate Instruments	13
SECTION 6.2 Voting of Securities Owned by the Corporation	13

ARTICLE VII SHARES OF STOCK	14

SECTION 7.1 Form and Execution of Certificates	14
SECTION 7.2 Lost Certificates	14
SECTION 7.3 Transfers	14
SECTION 7.4 Fixing Record Dates	15
SECTION 7.5 Registered Stockholders	15

ARTICLE VIII OTHER SECURITIES OF THE CORPORATION	15

SECTION 8.1 Execution of Other Securities	15

ARTICLE IX DIVIDENDS	16

SECTION 9.1 Declaration of Dividends	16
SECTION 9.2 Dividend Reserve	16

ARTICLE X FISCAL YEAR	16

ii

iii

BYLAWS
OF
PERFICIENT, INC.,
A DELAWARE CORPORATION

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ARTICLE I

OFFICES

     SECTION 1.1  REGISTERED OFFICE.  The registered office of the corporation shall be the registered office named in the certificate of incorporation of the corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

     SECTION 1.2  OTHER OFFICES.  The corporation may have offices at such other places both within and without the State of Delaware as the Board of
Directors may from time to time determine or the business of the corporation may require. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the
State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in these Bylaws.

ARTICLE II

CORPORATE SEAL

     The corporate seal shall consist of a die bearing the name of the corporation. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS' MEETINGS

     SECTION 3.1  PLACE OF MEETINGS.  Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of
Directors, or, if not so designated, then at the principal executive offices of the corporation.

SECTION 3.2  ANNUAL MEETING.
    (a) The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty
(120) calendar days in advance of the date of the Notice of Annual Meeting released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's Notice of Annual Meeting, notice by the stockholder to be timely must be so received a reasonable time before the Notice of Annual Meeting is released to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to
Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934
ACT"), in such stockholder's capacity as a proponent of a stockholder proposal.
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and, if the chairman should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of
Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph
(b) of this Section 3.2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the corporation which are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required in each case pursuant to
Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph
(b) of this Section 3.2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the
Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall be disregarded.

SECTION 3.3 SPECIAL MEETINGS.

     (a) Special meetings of the stockholders of the corporation may only be called, for any purpose or purposes, by (i) the Chairman of the Board of
Directors, (ii) the President or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors
(whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

     (b) If a special meeting is called pursuant to paragraph (a) above by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of
Directors, the President, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice.
The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 3.4 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     SECTION 3.4  NOTICE OF MEETINGS. Except as otherwise provided by law or the certificate of incorporation of the corporation, as the same may be amended or restated from time to time and including any certificates of designation thereunder (hereinafter, the "CERTIFICATE OF INCORPORATION"), written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date, time and purpose or purposes of the meeting. Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

     SECTION 3.5  QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the
Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation;
provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of Directors) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

     SECTION 3.6  ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 3.7  VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section
3.9 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer

period. Elections of Directors need not be by written ballot, unless otherwise provided in the Certificate of Incorporation.

     SECTION 3.8  JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the
Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; or (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the
General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) shall be a majority or even-split in interest.

     SECTION 3.9  LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

     SECTION 3.10  NO ACTION WITHOUT MEETING. Effective upon the closing of the corporation's initial public offering (the "Initial Public Offering") of its capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting.

     SECTION 3.11 ORGANIZATION.

     (a) At every meeting of stockholders, unless another officer of the corporation has been appointed by the Board of Directors, the Chairman of the
Board of Directors, or, if a Chairman has not been appointed, is absent, or designates the next senior officer present to so act, the President, or, if the
President is absent, the most senior Vice President present, or, in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

SECTION 4.1  NUMBER AND TERM OF OFFICE; CLASSIFICATION.
The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors), provided that the number of directors shall be not less than one (1). At each annual meeting of stockholders, Directors of the corporation shall be elected to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified or until such Director's earlier death, resignation or due removal; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. Directors need not be stockholders unless so required by the Certificate of Incorporation. If, for any reason, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

SECTION 4.2  POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of
Incorporation.

SECTION 4.3  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors, or by a sole remaining Director. Each
Director so elected shall hold office for the unexpired portion of the term of the Director whose

place shall be vacant and until his or her successor shall have been duly elected and qualified or until such Director's earlier death, resignation or due removal.

SECTION 4.4  RESIGNATION. Any Director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the
Board of Directors. When one or more Directors shall resign from the Board of
Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

SECTION 4.5  MEETINGS.

     (a) ANNUAL MEETINGS. Unless the Board shall determine otherwise, the annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

     (b) REGULAR MEETINGS. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the principal executive offices of the corporation. Unless otherwise restricted by the Certificate of
Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all directors.

     (c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of
Incorporation, and subject to the notice requirements contained herein, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the
President or any two of the Directors.

     (d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     (e) NOTICE OF MEETINGS. Written notice of the time and place of all special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting. Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the
Certificate of Incorporation or these Bylaws. Notice of any meeting may be waived in writing at any time before or after the meeting and will be deemed waived by any Director by attendance thereat, except when the Director attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     (f) WAIVER OF NOTICE. The transaction of all business at any meeting of the
Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 4.6  QUORUM AND VOTING.

     (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Article XI hereof, for which a quorum shall be one-third of the exact number of Directors fixed from time to time in accordance with Section 4.1 hereof, but not less than one (1), a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 4.1 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

     (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of the majority of the
Directors present, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws.

SECTION 4.7  ACTION WITHOUT MEETING. Unless otherwise restricted by the
Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the
Board of Directors or committee.

SECTION 4.8  FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

     SECTION 4.9  COMMITTEES.

     (a) COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint one or more committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the
Board of Directors and shall have such powers and

perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution, or to amend these Bylaws.

     (b) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of paragraphs
(a) and (b) of this Section 4.9 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.
The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (c) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 4.9 shall be held at such times and places as are determined by the Board of
Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the
Director attends such special meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

     SECTION 4.10 ORGANIZATION. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. In the case of any meeting, if there is no Chairman of the Board or if the Chairman is not present, the Vice Chairman (if there be one) shall preside, or if there be no
Vice Chairman or if the Vice Chairman is not present, a chairman chosen by a majority of the directors present shall act as chairman of such meeting. The
Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

ARTICLE V

OFFICERS

     SECTION 5.1  OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, a Chairman of the
Board of Directors, a President, one or more executive and non-executive Vice
Presidents (any one or more of which executive Vice Presidents may be designated as Executive Vice President or Senior Vice President or a similar title), a Secretary and a Treasurer. The Board of Directors may, at its
discretion, create additional officers and assign such duties to those offices as it may deem appropriate from time to time, which offices may include a Vice Chairman of the Board of Directors, a Chief Executive Officer,
a Chief Operating Officer, a Chief Financial Officer one or more Assistant
Secretaries and Assistant Treasurers, and one or more other officers which may be created at the discretion of the Board of Directors. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

     SECTION 5.2  TENURE AND DUTIES OF OFFICERS.

     (a) GENERAL. All officers shall hold office at the pleasure of the Board of
Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of
Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the
Board of Directors. Except for the Chairman of the Board and the Vice Chairman
of the Board, no officer need be a director.

     (b) CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, when present, shall preside at all meetings of the Board of Directors and, unless the
Chairman has designated the next senior officer to so preside, at all meetings of the stockholders. The Chairman of the Board of Directors shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     (c) VICE CHAIRMAN OF THE BOARD. The Board of Directors may but is not
required to assign areas of responsibility to a Vice Chairman of the Board, and, in such event, and subject to the overall direction of the Chairman of the Board and the Board of Directors, the Vice Chairman of the Board shall be responsible for supervising the management of the affairs of the corporation and its subsidiaries within the area or areas assigned and shall monitor and review on behalf of the Board of Directors all functions within such corresponding area or areas of the corporation and each such subsidiary of the corporation. The Vice
Chairman of the Board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the
Vice Chairman of the Board by the Board of Directors or the Chairman of the
Board.

     (d) CHIEF EXECUTIVE AND CHIEF OPERATING OFFICERS. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities; and subject to the control of the chief executive officer, the chief operating officer shall have general operating charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities. The chief executive officer and, if and to the extent designated by the chief executive officer or the Board, the chief operating officer, may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the corporation and may sign all certificates for shares of capital stock of the corporation, and each shall have such other powers and duties as are designated in accordance with these Bylaws and as from time to time may be assigned to each by the Board of Directors.

     (e) PRESIDENT. Unless the Board of Directors otherwise determines and subject to the provisions of paragraph (d) above, the President shall be the chief executive officer and chief operating officer of the corporation. Unless the Board of Directors otherwise determines, he shall, in the absence of the
Chairman of the Board, or Vice Chairman of the Board, or if there be no Chairman of the Board or Vice Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors. The
President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

     (f) VICE PRESIDENTS. Vice Presidents, by virtue of their appointment as such, shall not necessarily be deemed to be executive officers of the corporation, such status as an executive officer only being conferred if and to the extent such Vice President is placed in charge of a principal business unit, division or function (E.G., sales, administration or finance) or performs a policy-making function for the corporation (within the meaning of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder). Each executive Vice President shall at all times possess, and, upon the authority of the President or the chief executive officer, any non-executive Vice President shall from time to time possess, power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited pursuant to
Article VI hereof or by the Chairman of the Board, the President, chief executive officer or the Vice Chairman of the Board. Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the
President shall designate from time to time.

     (g) SECRETARY. The Secretary shall keep the minutes of all meetings of the
Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the corporation affix the seal of the corporation to all contracts and attest the affixation of the seal of the corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the corporation; and shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours. The Secretary shall perform all other duties given in these Bylaws and other duties commonly incident to such office and shall also perform

such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President, shall designate from time to time.

      (h) ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the Chairman of
the Board, the President, the Vice Chairman of the Board, or the Secretary. The
Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability refusal to act.

     (i) TREASURER. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chairman of the Board, the Vice
President of the Board or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the
Board or the President shall designate from time to time. The Chief Financial
Officer of the corporation (if one is appointed) may, but need not, serve as the
Treasurer.

     (j) ASSISTANT TREASURERS. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of Directors, the Chairman of the Board,
the President, the Vice Chairman of the Board, or the Treasurer. The Assistant
Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability refusal to act.

     SECTION 5.3  DELEGATION OF AUTHORITY. For any reason that the Board of
Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

     SECTION 5.4  RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the
Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

     SECTION 5.5  REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of
Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

     SECTION 6.1  EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors
may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these
Bylaws, and such execution or signature shall be binding upon the corporation.

     Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, the President, Chief Executive Officer or any
executive Vice President, and upon the authority conferred by the President,
Chief Executive Officer, or any non-executive Vice President, and by the
Secretary or Chief Financial Officer, if any be designated, or Treasurer or any
Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of
Directors.

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to o.

     Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 6.2  VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman or Vice Chairman of the Board of Directors,
Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

    SECTION 7.1  FORM AND EXECUTION OF CERTIFICATES. The shares of capital stock of the corporation may be certificated or uncertificated, as provided under the
Delaware General Corporation Law.  If certificated, certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of
Incorporation and applicable law.  Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors,
the Chief Executive Officer, the President or any Vice President and by the Secretary
or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series owned by him in the corporation.
Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 7.2  LOST CERTIFICATES. A new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 7.3  TRANSFERS.

(a) Transfers of record of shares of uncertificated stock of the corporation shall be made upon proper instructions from the holder of uncertificated shares.
Transfers of record of shares of stock in the corporation represented by certificates shall be made only on its books by the holders thereof, in person or by attorney duly authorized and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.  Upon surrender to the corporation or a transfer agent of the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
The Board of Directors shall have the power and authority to make all such other rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.
     (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

SECTION 7.4  FIXING RECORD DATES.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 7.5  REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of
Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

     SECTION 8.1  EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates
(covered in Section 7.1), may be signed by the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or any
Vice President, or such other person as may be authorized by the Board of
Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an
Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.

Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the
Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

     SECTION 9.1  DECLARATION OF DIVIDENDS.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of
Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the
Certificate of Incorporation.

     SECTION 9.2  DIVIDEND RESERVE.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

      SECTION 11.1  DIRECTORS AND EXECUTIVE OFFICERS. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; PROVIDED, HOWEVER, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, PROVIDED,

FURTHER, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof)
initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i)
such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, or
(iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the
Delaware General Corporation Law.

     SECTION 11.2 OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS. The
corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

     SECTION 11.3 GOOD FAITH.

     (a) For purposes of any determination under this Article XI, a Director or executive officer shall be deemed to have acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that such officer's conduct was unlawful, if such officer's action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

          (i)   one or more officers or employees of the corporation whom the
     Director or executive officer believed to be reliable and competent in the matters presented;

          (ii)  counsel, independent accountants or other persons as to matters which the Director or executive officer believed to be within such person's professional competence; and

          (iii) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such committee's designated authority, which committee the Director believes to merit confidence; so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

     (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

     (c) The provisions of this Section 11.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General
Corporation Law.

     SECTION 11.4  EXPENSES. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article XI or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 11.5 of this Article XI, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

     SECTION 11.5  ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and executive officers under this Article XI shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or executive officer. Any right to indemnification or advances granted by this Article XI to a Director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall also be entitled to be paid the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     SECTION 11.6  NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article XI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the
Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the
Delaware General Corporation Law.

     SECTION 11.7  SURVIVAL OF RIGHTS. The rights conferred on any person by this Article XI shall continue as to a person who has ceased to be a
Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 11.8  INSURANCE. To the fullest extent permitted by the Delaware
General Corporation Law, the corporation, upon approval by the Board of
Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article XI.

     SECTION 11.9  AMENDMENTS. Any repeal or modification of this Article XI shall only be prospective and shall not affect the rights under this Article
XI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     SECTION 11.10  SAVINGS CLAUSE. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and executive officer to the full extent not prohibited by any applicable portion of this
Article XI that shall not have been invalidated, or by any other applicable law.

     SECTION 11.11  CERTAIN DEFINITIONS. For the purposes of this Article XI, the following definitions shall apply:

     (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

     (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (d) References to a "director," "officer," "employee," or "agent" of the corporation shall include without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     (e) References to "other enterprises" shall include employee benefit plans;
references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article XI.

ARTICLE XII

NOTICES

     SECTION 12.1  NOTICE TO STOCKHOLDERS. Unless the Certificate of
Incorporation requires otherwise, whenever, under any provisions of these
Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to such stockholder's last known post office address as shown by the stock record of the corporation or its transfer agent.

     SECTION 12.2  NOTICE TO DIRECTORS. Any notice required to be given to any
Director may be given by the method stated in Section 12.1, or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

     SECTION 12.3  ADDRESS UNKNOWN. If no address of a stockholder or
Director be known, notice may be sent to the principal executive officer of the corporation.

     SECTION 12.4  AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

     SECTION 12.5  TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at the time of transmission.

     SECTION 12.6  FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any

privilege, pursuant to any notice sent such person in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

     SECTION 12.7  NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.
Whenever notice is required to be given, under any provision of law or of the
Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

     SECTION 12.8  NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever
notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i)
notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII

AMENDMENTS

     SECTION 13.1  AMENDMENTS. Except as otherwise set forth in Section 11.9 of these Bylaws, these Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors or by the stockholders entitled to vote.

     SECTION 13.2  APPLICATION OF BYLAWS. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the corporation or of any other governmental body or power having jurisdiction over this corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation

thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

ARTICLE XIV

LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of
Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of
Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under statute.

ARTICLE XV

ANNUAL REPORT

     At such time as the corporation becomes subject to the reporting requirements of Rules 12(b) and 15(d) of the Securities Exchange Act of 1934,
the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than one hundred twenty (120) days after the close of the corporation's fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accounts or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates. If and so long as there are fewer than 100 holders of record of the corporation's shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.